UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of  the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 27, 2007

GLACIER BANCORP, INC.
(Exact name of registrant as specified in its charter)

Montana
(State or other jurisdiction of incorporation)

(Commission File Number) 000-18911	(IRS Employer Identification No.) 81-0519541

49 Commons Loop
Kalispell, Montana 59901
(Address of principal executive offices) (zip code)

Registrant's telephone number, including area code: (406) 756-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 5.02 (e) Compensatory Arrangement with Certain Officers

On December 27, 2007, the Board of Directors of Glacier Bancorp, Inc. (the “Company”) approved new employment agreements for Michael J. Blodnick, the Company’s President and CEO; Ron J. Copher, the Company’s Senior Vice President and Chief Financial Officer; Don J. Chery, the Company’s Executive Vice President and Chief Administrative Officer; and Jon W. Hippler, the President and CEO of the Company’s subsidiary Mountain West Bank. Messrs. Blodnick and Hippler are also directors of the Company. The terms of the agreements are for one year, commencing effective January 1, 2008, and replace, with respect to Messrs. Blodnick, Copher and Hippler, substantially similar agreements that expired on December 31, 2007.

Michael J. Blodnick. Mr. Blodnick’s agreement provides for an annual salary (currently $324,450), with subsequent increases subject to the board of directors’ annual review of Mr. Blodnick’s compensation and performance. Incentive compensation is to be determined by the board of directors, and any bonus will be payable not later than January 31 of the year following the year in which the bonus is earned. If Mr. Blodnick’s employment is terminated by the Company without cause (as defined) or by Mr. Blodnick for good reason (as defined) during the term of the agreement, Mr. Blodnick will receive a payment having a present value equal to the compensation and other benefits to which he would have been entitled for the remainder of the term if his employment had not terminated. All such payments must be completed no later than March 15 of the calendar year following the calendar year in which employment was terminated. Mr. Blodnick is prohibited from competing with the Company or its subsidiaries during the term of the agreement and for a three-year period following his termination of employment.

If Mr. Blodnick’s employment is terminated by the Company or its successor within three years following a change in control (as defined), the agreement provides that Mr. Blodnick will be entitled to receive an amount equal to 2.99 times his then current annual salary, payable in 36 monthly installments, plus continued employment benefits for 2.99 years following termination. This amount (2.99 times annual salary plus continuation of benefits) would also be payable if Mr. Blodnick terminates his employment within three years of a change in control. If Mr. Blodnick’s employment is terminated, other than for cause, by the Company in certain circumstances following the announcement of a change in control that subsequently occurs, Mr. Blodnick will be entitled to receive an amount equal to 2.99 times his then current annual salary, payable in 36 monthly installments commencing within 30 days after the change in control. The agreement provides that payments to be received by Mr. Blodnick will be limited to less than the amount that would cause them to be an “excess parachute payment” within the meaning of Section 280G(b)(2)(A) of the Internal Revenue Code. In addition, the payments and benefits to be received by Mr. Blodnick will be reduced by any compensation that he receives from the Company or its successor following the change in control and/or after his termination of employment.

Ron J. Copher. Except as set forth below, the agreement for Mr. Copher is substantially the same as the agreement for Mr. Blodnick. Mr. Copher’s agreement provides for an annual salary (currently $195,700), with subsequent increases subject to the board of directors’ annual review of Mr. Copher’s compensation and performance. Mr. Copher is prohibited from competing with the Company or any of its subsidiaries during the term of the agreement and for a two-year period following termination of employment.

If Mr. Copher’s employment is terminated by the Company or its successor within two years following a change in control, Mr. Copher will be entitled to receive an amount equal to two times his then current annual salary, plus continued employment benefits for two years following termination. This amount (two times annual salary plus continuation of benefits) would also be payable if Mr. Copher terminates his employment within two years of a change in control. If Mr. Copher’s employment is terminated by the Company, other than for cause, in certain circumstances following the announcement of a change in control that subsequently occurs, Mr. Copher will be entitled to receive an amount equal to two times his then current annual salary, payable in 24 monthly installments.

Don J. Chery. Except as set forth below, the agreement for Mr. Chery is substantially the same as the agreement for Mr. Copher. Mr. Chery’s agreement provides for an annual salary (currently $195,700), with subsequent increases subject to the board of directors’ annual review of Mr. Chery’s compensation and performance. The provisions of Mr. Chery’s agreement regarding incentive compensation, termination by the Company without cause or termination by Mr. Chery for good reason, non-competition, and payments to which Mr. Chery may be entitled in connection with a change in control, are the same as described above with respect to the agreement for Mr. Copher.

Jon W. Hippler. Mr. Hippler is employed as the President and CEO of Mountain West Bank, located in Coeur d’Alene, Idaho. In other regards, and except as set forth below, the agreement for Mr. Hippler is substantially the same as the agreements for Messrs. Blodnick, Copher and Chery. Mr. Hippler’s current salary is $256,256. Incentive compensation is to be determined by Mountain West Bank’s board of directors and ratified by the Company’s board of directors. Mr. Hippler is prohibited from competing with the Company or any of its subsidiaries during the term of the agreement and for a one-year period following termination of employment.

If Mr. Hippler’s employment is terminated by Mountain West Bank or its successor within one year following a change in control, the agreement provides that Mr. Hippler will be entitled to receive an amount equal to his then current annual salary, payable in 12 monthly installments, plus continued employment benefits for one year following termination. This amount (one times annual salary plus continuation of benefits) would also be payable if Mr. Hippler terminates his employment within one year of a change in control. If Mr. Hippler’s employment is terminated by Mountain West Bank, other than for cause, in certain circumstances following announcement of a change in control that subsequently occurs, Mr. Hippler will be entitled to receive an amount equal to his then current annual salary, payable in 12 monthly installments.

Copies of Messrs. Blodnick, Copher, Chery and Hipplers’ respective agreements are attached as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and are incorporated herein in their entirety by reference.

Item 9.01 Financial Statements and Exhibits

(a)  Financial Statements: None

(b)  Pro Forma Financial Information: None

(c) Shell Company Transactions. None

(d) Exhibits.

10.1	Employment Agreement between Glacier Bancorp, Inc. and Michael J. Blodnick, effective January 1, 2008

10.2	Employment Agreement between Glacier Bancorp, Inc. and Ron J. Copher, effective January 1, 2008.

10.3	Employment Agreement between Glacier Bancorp, Inc. and Don Chery, effective January 1, 2008.

10.4	Employment Agreement between Mountain West Bank and Jon W. Hippler, effective January 1, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 3, 2008	GLACIER BANCORP, INC.

	By:	/s/ Michael J. Blodnick
Michael J. Blodnick
President and Chief Executive Officer